Exhibit 15.1

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Chartered Accountants 1250 René-Lévesque Boulevard West Suite 2800 Montréal, Québec Canada H3B 2G4 Telephone +1 (514) 205 5000 Facsimile +1 (514) 876 1502

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-102792) and on Form F-3 (No. 333-117794) of Mamma.com Inc. and its subsidiaries of our Auditors’ Report dated February 24, 2004 and our Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Difference dated February 24, 2004, relating to the consolidated financial statements of Mamma.com Inc. and its subsidiaries as at December 31, 2003 and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002, which appear in this Annual Report to shareholders on Form 20-F.

s/s PricewaterhouseCoopers LLP

Chartered Accountants
Montreal, Quebec, Canada
May 26, 2005

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

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